--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       INVERNESS MEDICAL INNOVATIONS, INC.

             (Exact name of registrant as specified in its charter)



                DELAWARE                                        04-3565120
----------------------------------------                   -------------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                           Identification No.)


        51 SAWYER ROAD, SUITE 200
         WALTHAM, MASSACHUSETTS                                   02453
----------------------------------------                    ------------------
(Address of principal executive offices)                       (Zip Code)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered
          -------------------                    ------------------------------
Common Stock, $.001 par value per share           The American Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE
NUMBER TO WHICH THIS FORM RELATES:                     333-67392 (If applicable)

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(g) OF THE ACT:

                                      NONE
                                ----------------
                                (Title of class)

--------------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the Common Stock of Inverness Medical Innovations, Inc. is set forth in the information provided under "Description of Innovations Capital Stock" in the Inverness Medical Innovations, Inc. Prospectus which forms a part of the Registration Statement on Form S-4, as amended (File No. 333-67392), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Registration Statement"), which information is incorporated herein by reference in accordance with Rule 12b-32 under the Securities Exchange Act of 1934.

ITEM 2.           EXHIBITS.

                  Not applicable.

                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     INVERNESS MEDICAL INNOVATIONS, INC.


Date:  November 21, 2001              By:  /s/ Ron Zwanziger
                                           -----------------------------------
                                           Ron Zwanziger
                                           President